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                                                            EXHIBIT 23.2





                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Stockholders
Raytheon Company:

     Our report on the consolidated financial statements of Raytheon Company and Subsidiaries Consolidated has been incorporated by reference in this Form 10-K from page 66 of the 1996 Annual Report to Stockholders of Raytheon Company. In connection with our audits of such financial statements, we have also audited the related financial statement schedules listed in Item 14(a) of this Form 10-K. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, represents fairly, in all material respects, the information required to be included therein.

/s/  Coopers & Lybrand L.L.P.
     Coopers & Lybrand L.L.P.

Boston, Massachusetts
January 20, 1997, except for the
information presented in Note R for
which the date is February 23, 1997


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